      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2000
                                                   REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  STAPLES, INC.
-------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                              04-2896127
-------------------------------                             -------------------
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


               500 STAPLES DRIVE, FRAMINGHAM, MASSACHUSETTS 01702
-------------------------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


            STAPLES, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)


                                 JOHN J. MAHONEY
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                        AND CHIEF ADMINISTRATIVE OFFICER
                                  STAPLES, INC.
                                500 STAPLES DRIVE
                         FRAMINGHAM, MASSACHUSETTS 01702
-------------------------------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (508) 253-5000
-------------------------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                          CALCULATION OF REGISTRATION FEE

============================  ===================  ======================  =====================  ======================
TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE              AMOUNT TO BE         OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
REGISTERED                    REGISTERED (1)       SHARE                   PRICE                  FEE (2)
----------------------------  -------------------  ----------------------  ---------------------  ----------------------
Staples Retail and Delivery   125,000 shares       $16.1875(2)             $2,023,437.50(2)       $534.19
Common Stock ("Staples RD
Stock"), $0.0006 par value
----------------------------  -------------------  ----------------------  ---------------------  ----------------------
Staples.com                   125,000 shares       $ 9.85(3)               $1,231,250.00(3)       $325.05
Common Stock ("Staples.com
Stock"), $0.0006 par value
============================  ===================  ======================  =====================  ======================

(1) This Registration Statement registers an additional 125,000 shares of Staples Retail and Delivery Common Stock ("Staples RD Stock") and 125,000 shares of Staples.com Common Stock ("Staples.com Stock") under the International Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on May 26, 2000, in accordance with Rules 457(c) and (h) of the Securities Act of 1933, as amended.

(3) Estimated solely for the purpose of calculating the registration fee, and, as there is no public market for the securities being offered, based on the book value of such securities computed as of April 29, 2000, the latest practicable date, in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Staples, Inc. International Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Staples, Inc., a Delaware corporation ("Staples" or the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Staples RD Stock and Staples.com Stock offered hereby have been sold or which deregisters all shares of Staples RD Stock and Staples.com Stock then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4  DESCRIPTION OF SECURITIES.

      GENERAL

         The Registrant's restated certificate of incorporation, as amended, authorizes it to issue 2,105,000,000 shares, consisting of 2,100,000,000 shares of common stock, par value $0.0006 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. The aggregate number of shares of common stock that may be issued is 2,100,000,000, comprised of 1,500,000,000 shares of Staples Retail and Delivery Common Stock ("Staples RD Stock") and 600,000,000 shares of Staples.com Common Stock ("Staples.com Stock"). The Registrant may also issue its preferred stock in series. As of February 11, 2000, the Registrant had 457,188,187 shares of Staples RD Stock, 13,723,042 shares of Staples.com Stock and no shares of preferred stock issued and outstanding. The retained interest of Staples Retail and Delivery ("Staples RD") in Staples.com, the Registrant's electronic commerce business division ("Staples.com") is currently represented by 100,000,000 shares of Staples.com Stock.

         Staples.com Stock is intended to reflect the performance of Staples.com. Staples RD Stock is intended to reflect the performance of Staples RD, which consists of the Registrant's other businesses and a retained interest in Staples.com. However, the actual market prices of these two classes of stock may not reflect the performance of the businesses as the Registrant intends. The Registrant has allocated, for financial reporting purposes, all of its consolidated assets, liabilities, revenue, expenses and cash flow between Staples RD and Staples.com. The Registrant publishes combined financial statements of Staples RD, combined financial statements of Staples.com and consolidated financial statements of Staples.

         The full definitions of the terms "Staples RD" and "Staples.com" are set forth under "-Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Business" below.

         The board of directors has the authority to increase or decrease from time to time the total number of authorized shares comprising either series of common stock. However, the board of directors could not increase the number of authorized shares of a series above a number which, when added to all of the authorized shares of the other series of common stock, would exceed the total authorized number of shares of common stock. Likewise, the board of directors could not decrease the number of authorized shares of a series below the number of shares of such series then outstanding.

         The board of directors has the authority in its sole discretion to issue authorized but unissued shares of common stock from time to time for any proper corporate purpose. The board of directors has the authority to do so without stockholder approval, except as provided by Delaware law or the rules and regulations of any securities exchange on which any series of outstanding common stock may then be listed.

      DIVIDENDS

         The Registrant currently intends to retain all of its earnings for use in the operation and expansion of its business. The Registrant therefore does not expect to pay any cash dividends on Staples RD Stock or Staples.com Stock in the foreseeable future, but is able to change its dividend policy at any time without stockholder approval, subject to the limitations of Delaware law and the Registrant's certificate of incorporation. Although the Registrant's revolving credit agreement restricts the payment of cash dividends, and in any event, the Registrant does not expect to pay any dividends in the foreseeable future on any series of common stock, it will otherwise be permitted to pay dividends on:

         o Staples RD Stock out of assets of Staples legally available for the payment of dividends under Delaware law, but the total amounts paid as dividends on Staples RD Stock cannot exceed the Available Dividend Amount for Staples RD, and

         o Staples.com Stock out of the assets of Staples legally available for the payment of dividends under Delaware law, while transferring corresponding amounts to Staples RD in respect of its Retained Interest in Staples.com. However, the total amounts paid as dividends on Staples.com Stock and the corresponding amounts transferred to Staples RD in respect of its Retained Interest in Staples.com cannot exceed the Available Dividend Amount for Staples.com.

         The "Available Dividend Amount" for Staples RD at any time is the amount that would then be legally available for the payment of dividends on Staples RD's common stock under Delaware law if (1) Staples RD and Staples.com were each a separate Delaware corporation, (2) Staples RD had outstanding (a) a number of shares of common stock, par value $0.0006 per share, equal to the number of shares of Staples RD Stock that are then outstanding and (b) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of preferred stock of Staples that have been attributed to Staples RD and are then outstanding, (3) the assumptions about Staples.com set forth in the next sentence were true and (4) Staples RD owned a number of shares of Staples.com Stock equal to the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com. Similarly, the "Available Dividend Amount" for Staples.com at any time is the amount that would then be legally available for the payment of dividends on Staples.com Stock under Delaware law if Staples.com were a separate Delaware corporation having outstanding (1) a number of shares of common stock, par value $0.0006 per share, equal to the number of shares of Staples.com Stock that are then outstanding plus the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and (2) a number of shares of preferred stock, par value $0.01 per share, equal to the number of shares of preferred stock of Staples that have been attributed to Staples.com and are then outstanding.

         The amount legally available for the payment of dividends on common stock of a corporation under Delaware law is generally limited to (1) the total assets of the corporation less its total liabilities less (2) the aggregate par value of the outstanding shares of its common stock and preferred stock. However, if that amount is not greater than zero, the corporation may also pay dividends out of the net profits for the corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. As mentioned above, these restrictions will form the basis for calculating the Available Dividend Amounts for Staples RD and Staples.com. These restrictions will also form the basis for calculating the aggregate amount of dividends that Staples as a whole can pay on its common stock, regardless of series. Thus, net losses of either the Staples RD or the Staples.com Business, and any dividends and distributions on, or repurchases of, either series of common stock, will reduce the assets legally available for dividends on both series of common stock.

         Subject to the foregoing limitations and to any other limitations set forth in any future series of preferred stock or in any agreements binding on Staples from time to time, the Registrant has the right to pay dividends on both, one or neither series of common stock in equal or unequal amounts, notwithstanding the performance of either the Staples RD or the Staples.com Business, the amount of assets available for dividends on either series, the amount of prior dividends paid on either series, the respective voting rights of each series or any other factor. Staples expects that determinations to pay dividends on Staples.com Stock would be based, at least in part, on the financial condition, results of operations, and regulatory and business capital requirements of Staples.com.

         At the time of any dividend on the outstanding shares of Staples.com Stock, including any dividend required as a result of a disposition of All or Substantially All of the Assets of Staples.com, but excluding any dividend payable in shares of Staples.com Stock, the Registrant will credit to Staples RD, and charge against Staples.com, a corresponding amount in respect of Staples RD's Retained Interest in Staples.com. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend multiplied by (2) a fraction, the numerator of which is the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and the denominator of which is the number of shares of Staples.com Stock then outstanding.

         Upon any dividend payable in shares of Staples.com Stock, appropriate adjustment will be made in the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com.

      MANDATORY DIVIDEND, REDEMPTION OR EXCHANGE ON DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF A BUSINESS

         If the Registrant disposes of All or Substantially All of the Assets of a Business to one or more persons or entities, in one transaction or a series of related transactions (collectively, a "Disposition"), and the Disposition is not an Exempt Disposition as defined below, the Registrant would be required, by the 85th Trading Day after the consummation of such Disposition, to choose one of the following three alternatives:

         o declare and pay a dividend to holders of the series of common stock that relates to that Business, in cash, securities (other than common stock of Staples) or other property, or a combination thereof, in an amount having a Fair Value equal to their Proportionate Interest in the Net Proceeds of the Disposition;

         o redeem from holders of the series of common stock that relates to that Business, for cash, securities (other than common stock of Staples) or other property, or a combination thereof in an amount having a Fair Value equal to their Proportionate Interest in the Net Proceeds of the Disposition, all of the outstanding shares of the relevant series of common stock, or, if such Business continues after the Disposition to own any material assets other than the proceeds of the Disposition, a number of shares of such series of common stock having an aggregate average Market Value, during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the date on which the Disposition is consummated, equal to such Fair Value; or

         o issue shares of the series of common stock that does not relate to that Business in exchange for all of the outstanding shares of the series of common stock that relates to that Business at a 10% premium, based on the average Market Value of the relevant series of common stock as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period beginning on the 16th Trading Day immediately following the date on which the Disposition is consummated.

         In connection with any special dividend on, or redemption of, Staples.com Stock as described above, the Registrant will credit to Staples RD, and charge against Staples.com, a corresponding amount in respect of Staples RD's Retained Interest in Staples.com. Specifically, the corresponding amount will equal (1) the aggregate Fair Value of such dividend or redemption multiplied by (2) a fraction, the numerator of which is the Number of Shares

Issuable with Respect to Staples RD's Retained Interest in Staples.com and the denominator of which is the number of shares of Staples.com Stock then outstanding. In addition, in connection with any redemption of Staples.com Stock as described above, the Registrant will decrease the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com by the same proportion as the proportionate decrease in outstanding shares of Staples.com caused by such redemption.

         At any time within one year after completing any dividend or partial redemption of the sort referred to above, the Registrant will have the right to issue shares of the series of common stock that does not relate to the Business in question in exchange for outstanding shares of the series of common stock that relates to that Business at a 10% premium. The exchange ratio that will result in a 10% premium will be calculated based on the average Market Value of the relevant series of common stock as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period ending on the 5th Trading Day immediately preceding the date on which Staples mails the notice of exchange to holders of the relevant series. In determining whether to effect any such exchange following such a dividend or partial redemption, the Registrant would consider whether the remaining assets of such Business continue to constitute a viable business, the number of shares of such common stock remaining issued and outstanding, the per share market price of such common stock and the ongoing cost of continuing to have a separate series of such common stock outstanding.

      SELECTED TERMS

         The following terms used in this document have the meanings specified in the Registrant's restated certificate of incorporation, as amended, and are set forth below:

         "All or Substantially All of the Assets" of either Business means a portion of such assets that represents at least 80% of then-current Fair Value of the assets of such Business.

         "Disposition" means a sale, transfer, assignment or other disposition whether by merger, consolidation, sale or otherwise, of All or Substantially All of the Assets of a business to one or more persons or entities, in one transaction or a series of related transaction.

         "Exempt Disposition" means any of the following:

         o a Disposition in connection with the liquidation, dissolution or winding-up of Staples and the distribution of assets to stockholders,

         o a Disposition to any person or entity controlled by Staples, as determined by the board of directors in its sole discretion,

         o a Disposition by either Business for which Staples receives consideration primarily consisting of equity securities, including, without limitation, capital stock of any kind, interest in a general or limited partnership, interests in a limited liability company or debt securities convertible into or exchangeable for, or options or warrants to acquire, any of the foregoing, in each case without regard to the voting power or other management or governance rights associated therewith, of an entity that is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to businesses conducted by such Business prior to the Disposition, as determined by the board of directors in its sole discretion,

         o a dividend out of Staples.com's assets to holders of Staples.com Stock and a transfer of a corresponding amount to Staples RD in respect of its Retained Interest in Staples.com,

         o a dividend out of Staples RD's assets to holders of Staples RD Stock, and

         o any other Disposition, if (1) at the time of the Disposition there are no shares of Staples RD Stock outstanding, (2) at the time of the Disposition there are no shares of Staples.com Stock outstanding or (3) before the 30th Trading Day following the Disposition the Registrant has mailed a notice stating that it is exercising the right to exchange outstanding shares of either Staples RD Stock or Staples.com Stock for newly issued shares of the other series of common stock as contemplated under "-Optional Exchange of One Series of Common Stock for the Other Series" below.

         "Fair Value" means (1) in the case of cash, the amount thereof, (2) in the case of capital stock that has been Publicly Traded for a period of at least 15 months, the Market Value thereof and (3) in the case of other assets or securities, the fair market value thereof as the board of directors shall determine in good faith. Any good faith determination by the board of directors of Fair Value shall be conclusive and binding on all stockholders.

         "Market Capitalization" of Staples RD Stock or Staples.com Stock on any date means the Market Value of a share of such series on such date multiplied by the number of shares of such series outstanding on such date.

         "Market Value" of a share of any class or series of capital stock on any Trading Day generally means the average of the high and low reported sales price of a share of such class or series on such Trading Day, subject to certain exceptions as described in the Registrant's restated certificate of incorporation, as amended.

         "Nasdaq NMS" means the Nasdaq National Market.

         The "Net Proceeds" of a Disposition of any of the assets of a Business means the positive amount, if any, remaining from the gross proceeds of such Disposition after any payment of, or reasonable provision, as determined in good faith by the board of directors, which determination will be conclusive and binding on all stockholders, for: (1) any taxes payable by Staples in respect of such Disposition, (2) any taxes payable by Staples in respect of any resulting dividend or redemption, (3) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and
(4) any liabilities, contingent or otherwise, of, attributed to or related to, such Business, including, without limitation, any liabilities for deferred taxes, any indemnity or guarantee obligations which are outstanding or incurred in connection with the Disposition or otherwise, any liabilities for future purchase price adjustments and any obligations with respect to outstanding securities, other than common stock, attributed to such Business.

         "Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com" on any date means the number of shares of Staples.com Stock that could be issued by Staples for the account of Staples RD on such date.

         "Proportionate Interest" of holders of Staples.com Stock in the Net Proceeds of a Staples.com Disposition, or in the outstanding shares of common stock of any subsidiaries holding Staples.com's assets and liabilities, means the amount of such Net Proceeds, or the number of such shares multiplied by the number of shares of Staples.com Stock outstanding divided by the Total Number of Notional Staples.com Shares Deemed Outstanding. "Proportionate Interest" of holders of Staples RD Stock in the Net Proceeds of a Staples RD Disposition, or in the outstanding shares of common stock of any subsidiaries holding Staples RD's assets and liabilities, means the amount of such Net Proceeds, or the number of such shares.

         "Publicly Traded" with respect to any security means a security that is
(1) registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor provision of law), and (2) listed for trading on the New York Stock Exchange (or any other national securities exchange registered under Section 7 of the Exchange Act (or any successor provision of law)) or listed for trading on the Nasdaq NMS (or any successor market system).

         "Retained Interest" means Staples RD's interest in Staples.com, excluding the interest represented by outstanding shares of Staples.com Stock.

         "Retained Interest Percentage" means the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com divided by the Total Number of Notional Staples.com Shares Deemed Outstanding.

         "Staples RD" means (1) all of the businesses, assets and liabilities of Staples and its subsidiaries, other than the businesses, assets and liabilities that are part of Staples.com, (2) the rights and obligations of Staples RD under any inter-Business debt deemed to be owed to or by Staples RD, as such rights and obligations are defined in accordance with policies established from time to time by the board of directors and (3) a proportionate interest in Staples.com, after giving effect to any options, preferred stock, other securities or debt issued or incurred by Staples and attributed to Staples.com, equal to the Retained Interest Percentage; provided that:

         (a) Staples may re-allocate assets from one Business to the other Business in return for other assets or services rendered by that other Business in the ordinary course of business or in accordance with policies established by the board of directors from time to time, and

         (b) if Staples transfers cash, other assets or securities to holders of shares of Staples.com Stock as a dividend or other distribution on shares of Staples.com Stock, other than a dividend or distribution payable in shares of Staples.com Stock, or as payment in a redemption of shares of Staples.com Stock effected as a result of a Staples.com Disposition, then the board of directors shall re-allocate from Staples.com to Staples RD cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of Staples.com Stock outstanding on such date.

         "Staples.com" means (1) the e-commerce business division of Staples, including all of the businesses, assets and liabilities of Staples and its subsidiaries that the board of directors has, as of November 9, 1999, the date on which the certificate of amendment to Staples' restated certificate of incorporation became effective under Delaware law (the "Effective Date"), allocated to Staples.com, (2) any assets or liabilities acquired or incurred by Staples or any of its subsidiaries after the Effective Date in the ordinary course of business and attributable to Staples.com, (3) any businesses, assets or liabilities acquired or incurred by Staples or any of its subsidiaries after the Effective Date that the board of directors has specifically allocated to Staples.com or that Staples otherwise allocates to Staples.com in accordance with policies established from time to time by the board of directors and (4) the rights and obligations of Staples.com under any inter-Business debt deemed to be owed to or by Staples.com (as such rights and obligations are defined in accordance with policies established from time to time by the board of directors); provided that

         (a) Staples may re-allocate assets from one Business to the other Business in return for other assets or services rendered by that other Business in the ordinary course of business or in accordance with policies established by the board of directors from time to time and

         (b) if Staples transfers cash, other assets or securities to holders of shares of Staples.com Stock as a dividend or other distribution on shares of Staples.com Stock (other than a dividend or distribution payable in shares of Staples.com Stock), or as payment in a redemption of shares of Staples.com Stock effected as a result of a Staples.com Disposition, then the board of directors shall re-allocate from Staples.com to Staples RD cash or other assets having a Fair Value equal to the aggregate Fair Value of the cash, other assets or securities so transferred multiplied by a fraction, the numerator of which shall equal the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com on the record date for such dividend or distribution, or on the date of such redemption, and the denominator of which shall equal the number of shares of Staples.com Stock outstanding on such date.

         "Total Number of Notional Staples.com Shares Deemed Outstanding" means the number of shares of Staples.com Stock outstanding plus the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com.

         "Trading Day" means each weekday on which the relevant security (or, if there are two relevant securities, each relevant security) is traded on the principal national securities exchange on which it is listed or admitted to trading or quoted on the Nasdaq NMS or, if such security is not listed or admitted to trading on a national securities exchange or quoted on the Nasdaq NMS, traded in the principal over-the-counter market in which it trades.

      OPTIONAL EXCHANGE OF ONE SERIES OF COMMON STOCK FOR THE OTHER SERIES

         The Registrant has the right, at any time, to issue shares of Staples RD Stock in exchange for outstanding shares of Staples.com Stock at a premium. The premium is currently 23.333333% and will decline ratably each quarter through November 2002 to 15%.

         The Registrant also has the right, at any time, to issue shares of Staples.com Stock in exchange for outstanding shares of Staples RD Stock at a premium. The premium is currently 23.333333% and will decline ratably each quarter through November 2002 to 15%.

         Notwithstanding the preceding paragraphs, upon the occurrence of a Tax Event (as defined below), the Registrant will have the right to issue shares of either series of common stock in exchange for outstanding shares of the other series of common stock at a 10% premium, regardless of when such a Tax Event takes place.

         The exchange ratio that will result in the specified premium will be calculated based on the average Market Value of Staples RD Stock as compared to the average Market Value of Staples.com Stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day immediately preceding the date on which the Registrant mails the notice of exchange to holders of the outstanding shares being exchanged.

         In addition, the Registrant has the right, at any time Staples.com Stock exceeds the 40% of Total Market Capitalization Threshold (as defined below) but is below the 60% of Total Market Capitalization Threshold (as defined below), to issue shares of either series of common stock in exchange for outstanding shares of the other series of common stock on a value for value basis.

         The exchange ratio that will result in a value for value exchange will be based on the average Market Value of the series of the common stock being exchanged as compared to the average Market Value of the other series of common stock during the 20 consecutive Trading Day period ending on, and including, the 5th Trading Day immediately preceding the date on which the Registrant mails the notice of exchange to holders of the outstanding shares being exchanged.

         "Tax Event" means the receipt by Staples of an opinion of a tax advisor experienced in such matters, who shall not be an officer or employee of Staples or any of its affiliates, to the effect that, as a result of any amendment to, or change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein including any proposed change in such regulations announced by an administrative agency), or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, it is more likely than not that for United States federal income tax purposes (1) Staples, its subsidiaries or affiliates, or any of its successors or its stockholders is or, at any time in the future, will be subject to tax upon the issuance of shares of either Staples RD Stock or Staples.com Stock or (2) either Staples RD Stock or Staples.com Stock is not or, at any time in the future, will not be treated solely as stock of Staples. For purposes of rendering such opinion, the tax advisor shall assume that any administrative proposals will be adopted as proposed. However, in the event a change in law is proposed, the tax advisor shall render an opinion only in the event of enactment.

         Staples.com Stock will exceed the "40% of Total Market Capitalization Threshold" if the Market Capitalization of the outstanding Staples.com Stock exceeds 40% of the Total Market Capitalization of both series of common stock for 30 Trading Days during the 60 consecutive Trading Day period ending on, and including, the 5th Trading Day immediately preceding the date on which the Registrant mails the notice of exchange. Staples.com Stock will be below the "60% of Total Market Capitalization Threshold" if the Market Capitalization of the outstanding Staples.com Stock is below 60% of the total Market Capitalization of both series of common stock for 30 Trading Days during the 60 consecutive Trading Day period ending on, and including, the 5th Trading Day immediately preceding the date on which the Registrant mails the notice of exchange. If the Registrant has the right, on the date on which the Registrant mails a notice of exchange as contemplated above, to issue shares of either series of common stock in exchange for outstanding shares of the other series of common stock on a value for value basis as described above, the Registrant will not lose that right even if Staples.com Stock subsequently falls below the 40% of Total Market Capitalization Threshold or exceeds the 60% of Total Market Capitalization Threshold.

      EXCHANGE FOR STOCK OF A SUBSIDIARY AT STAPLES' OPTION

         At any time at which all of the assets and liabilities of a Business (and no other assets or liabilities of Staples or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of Staples (the "Business Subsidiaries"), the Registrant has the right to deliver to holders of the relevant series of common stock their Proportionate Interest in all of the outstanding shares of the common stock of the Business Subsidiaries in exchange for all of the outstanding shares of such series of common stock.

         o If the series of common stock being exchanged is Staples RD Stock and the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com is greater than zero, the Registrant will also issue a number of shares of Staples.com Stock equal to the then current Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and deliver those shares to the holders of Staples RD Stock or to one of the Business Subsidiaries, at the Registrant's option.

         o If the series of common stock being exchanged is Staples.com Stock and the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com is greater than zero (so that less than all of the shares of common stock of the Business Subsidiaries are being delivered to the holders of Staples.com Stock), the Registrant may retain the remaining shares of common stock of the Business Subsidiaries or distribute those shares as a dividend on Staples RD Stock, at the Registrant's option.

      GENERAL DIVIDEND, REDEMPTION AND EXCHANGE PROVISIONS

         If the Registrant completes a Disposition of All or Substantially All of the Assets of a Business, other than an Exempt Disposition, the Registrant would be required, not more than the 10 Trading Days after the consummation of such Disposition, to issue a press release specifying (1) the Net Proceeds of such Disposition, (2) the number of shares of the series of common stock related to such Business then outstanding, (3) the number of shares of such series of common stock issuable upon conversion, exchange or exercise of any convertible or exchangeable securities, options or warrants and the conversion, exchange or exercise prices thereof and (4) if the Business is Staples.com, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com. Not more than 40 Trading Days after such consummation, the Registrant would be required to announce by press release which of the actions specified in the first paragraph under "- Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of The Assets of a Business" the Registrant has determined to take, and upon making that announcement, that determination would become irrevocable. In addition, the Registrant would be required, not more than 40 Trading Days after such consummation and not less than 10 Trading Days before the applicable payment date, redemption date or exchange date, to send a notice by first-class mail, postage prepaid, to holders of the relevant series of common stock at their addresses as they appear on the Registrant's transfer books.

         o If the Registrant determines to pay a special dividend, it would be required to specify in the notice (1) the record date for such dividend, (2) the payment date of such dividend which cannot be more than 85 Trading Days after such consummation and (3) the aggregate amount and type of property to be paid in such dividend and the approximate per share amount thereof.

         o If the Registrant determines to undertake a redemption, it would be required to specify in the notice (1) the date of redemption, which cannot be more than 85 Trading Days after such consummation, (2) the aggregate amount and type of property to be paid as a redemption price and the approximate per share amount thereof, (3) if less than all shares of the relevant series of common stock are to be redeemed, the number of shares to be redeemed and (4) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless the Registrant waives such requirement, should be surrendered in return for delivery of the cash, securities or other property to be paid by Staples in such redemption.

         o If the Registrant determines to undertake an exchange, it would be required to specify in the notice (1) the date of exchange, which cannot be more than 85 Trading Days after such consummation, (2) the number of shares of the other series of common stock to be issued in exchange for each outstanding share of such series of common stock and (3) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless the Registrant waives such requirement, should be surrendered in return for delivery of the other series of common stock to be issued by Staples in such exchange.

         If the Registrant determines to complete any exchange described under "- Optional Exchange of One Series of Common Stock for the Other Series" or
"- Exchange for Stock of a Subsidiary at Staples' Option," it would be required, between 10 to 30 Trading Days before the exchange date, to send a notice by first-class mail, postage prepaid, to holders of the relevant series of common stock at their addresses as they appear on the Registrant's transfer books, specifying (1) the exchange date and the other terms of the exchange and (2) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer, unless the Registrant waives such requirement, should be surrendered for delivery of the stock to be issued or delivered by Staples in such exchange.

         Neither the failure to mail any required notice to any particular holder nor any defect therein would affect the sufficiency thereof with respect to any other holder or the validity of any dividend, redemption or exchange.

         If the Registrant is redeeming less than all of the outstanding shares of a series of common stock as described above, it would redeem such shares pro rata or by lot or by such other method as the board of directors determines to be equitable.

         No holder of shares of a series of common stock being exchanged or redeemed will be entitled to receive any cash, securities or other property to be distributed in such exchange or redemption until such holder surrenders certificates for such shares, properly endorsed or assigned for transfer, at such place as the Registrant specifies, unless the Registrant waives such requirement. As soon as practicable after the Registrant's receipt of certificates for such shares, the Registrant would deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, the cash, securities or other property to which such person is entitled, together with any fractional payment referred to below, in each case without interest. If less than all of the shares of common stock represented by any one certificate were to be exchanged or redeemed, the Registrant would also issue and deliver a new certificate for the shares of such common stock not exchanged or redeemed.

         The Registrant would not be required to issue or deliver fractional shares of any capital stock or any other fractional securities to any holder of common stock upon any exchange, redemption, dividend or other distribution described above. If more than one share of common stock were held at the same time by the same holder, the Registrant may aggregate the number of shares of any capital stock that would be issuable or any other securities that would be distributable to such holder upon any such exchange, redemption, dividend or other distribution. If there are fractional shares of any capital stock or any other fractional securities remaining to be issued or distributed to any holder, the Registrant would, if such fractional shares or securities were not issued or distributed to such holder, pay cash in respect of such fractional shares or securities in an amount equal to the Fair Value thereof, without interest.

         From and after the date set for any exchange or redemption, all rights of a holder of shares of common stock that were exchanged or redeemed would cease except for the right, upon surrender of the certificates representing such shares, to receive the cash, securities or other property for which such shares were exchanged or redeemed, together with any fractional payment as provided above, in each case without interest and if such holder was a holder of record as of the close of business on the record date for a dividend not yet paid, the right to receive such dividend. A holder of shares of common stock being exchanged would not be entitled to receive any dividend or other distribution with respect to shares of the other series of common stock until after the shares being exchanged are surrendered as contemplated above. Upon such surrender, the Registrant would pay to the holder the amount of any dividends or other distributions, without interest, which theretofore became payable with respect to a record date occurring after the exchange, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the other series of common stock represented by the certificate or certificates issued upon such surrender. From and after the date set for any exchange, the Registrant would, however, be entitled to treat the certificates for shares of common stock being exchanged that were not yet surrendered for exchange as evidencing the ownership of the number of whole shares of the other series of common stock for which the shares of such common stock should have been exchanged, notwithstanding the failure to surrender such certificates.

         The Registrant would pay any and all documentary, stamp or similar issue or transfer taxes that might be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on any exchange or redemption described herein. The Registrant would not, however, be required to pay any tax that might be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares so exchanged or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue pays to Staples the amount of any such tax or establishes to the Registrant's satisfaction that such tax has been paid.

         The Registrant may, subject to applicable law, establish such other rules, requirements and procedures to facilitate any dividend, redemption or exchange contemplated as described above as the board of directors may determine to be appropriate under the circumstances.

      VOTING RIGHTS

         Holders of Staples RD Stock and Staples.com Stock vote together as one class on all matters as to which common stockholders generally are entitled to vote, unless a separate class vote is required by applicable law. On all such matters for which no separate vote is required, each outstanding share of Staples RD Stock entitles the holder to one vote and each outstanding share of Staples.com Stock entitles the holder to one vote.

         When holders of Staples RD Stock and Staples.com Stock vote together as a single class, the holders of the series of common stock having a majority of the votes, which is currently the holders of Staples RD Stock, will be in a position to control the outcome of the vote even if the matter involves a conflict of interest between the holders of Staples RD Stock and holders of Staples.com Stock.

         The Delaware General Corporation Law requires a separate vote of holders of shares of common stock of any series on any amendment to the certificate of incorporation if the amendment would increase or decrease the par value of the shares of such series or alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely.

         The Registrant will set forth the number of outstanding shares of Staples RD Stock and Staples.com Stock in the Registrant's annual and quarterly reports filed pursuant to the Exchange Act, and disclose in any proxy statement for a stockholder meeting the number of outstanding shares and per share voting rights of Staples RD Stock and Staples.com Stock.

      LIQUIDATION

         In the event of the Registrant's dissolution, liquidation or winding up, whether voluntary or involuntary, the holders of Staples RD Stock and Staples.com Stock will be entitled to receive the Registrant's assets remaining for distribution to holders of common stock on a per share basis in proportion to the liquidation units per share of such series, after payment or provision for payment of the Registrant's debts and other liabilities and the payment of full preferential amounts to which holders of any preferred stock are entitled. Neither a merger nor consolidation of Staples into or with any other corporation, nor any sale, transfer or lease of any part of the Registrant's assets, will, alone, be deemed a liquidation or winding up of Staples, or cause the dissolution of Staples, for purpose of these liquidation provisions.

         Each share of Staples.com Stock will have one liquidation unit. Each share of Staples RD Stock will have a number of liquidation units equal to the quotient of the average Market Value of a share of Staples RD Stock over the last 20 consecutive Trading Day period ending September 4, 2000 divided by the average Market Value of a share of Staples.com Stock over the same period. If the liquidation, dissolution or winding up occurs prior to September 4, 2000, the average Market Value will be determined based on the 20 consecutive Trading Day period ending immediately prior to the liquidation, dissolution or winding up event.

         After the number of liquidation units to which each share of Staples RD Stock is entitled has been calculated in accordance with this formula, that number will not be changed without the approval of holders of the series of common stock adversely affected except as described below. As a result, after the date of the calculation of the number of liquidation units to which the Staples RD Stock is entitled, the liquidation rights of the holders of the respective series of tracking stock will likely not bear any relationship to the relative market values or the relative voting rights of the two series at or near the time of liquidation. The Registrant considers that liquidation is a remote contingency.

         No holder of Staples.com Stock will have any special right to receive specific assets of the Staples.com Business and no holder of Staples RD Stock will have any special right to receive specific assets of the Staples RD Business upon the Registrant's dissolution, liquidation or winding up.

         If the Registrant subdivides or combines the outstanding shares of either series of common stock or declares a dividend or other distribution of shares of either series of common stock to holders of that series of common stock, the number of liquidation units of such series of common stock will be appropriately adjusted. This adjustment will be made by the Registrant's board of directors, to avoid any dilution in the relative liquidation rights of any series of common stock.

      STAPLES RD'S RETAINED INTEREST IN STAPLES.COM

         The number of shares of Staples.com Stock that Staples may issue for the account of Staples RD in respect of its Retained Interest is referred to as the "Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com." The board of directors has designated the initial Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com to be 100,000,000 shares.

         In this document, the Registrant calls the percentage interest in Staples.com intended to be represented at any time by the outstanding shares of Staples.com Stock the "Outstanding Interest Percentage," and the Registrant calls the remaining percentage interest in Staples.com intended to be represented at any time by Staples RD's Retained Interest in Staples.com the "Retained Interest Percentage." At any time, the Outstanding Interest Percentage equals the number of shares of Staples.com Stock outstanding divided by the Total Number of Notional Staples.com Shares Deemed Outstanding, expressed as a percentage, and the Retained Interest Percentage equals the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com divided by the Total Number of Notional Staples.com Shares Deemed Outstanding, expressed as a percentage. The sum of the Outstanding Interest Percentage and the Retained Interest Percentage always equals 100%.

      NUMBER OF SHARES ISSUABLE WITH RESPECT TO STAPLES RD'S RETAINED INTEREST IN STAPLES.COM.

         The Registrant has designated 100,000,000 as the initial Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com. The Registrant has issued a total of 13,723,042 shares of Staples.com Stock, including 7,276,888 shares issued upon the exercise of stock options granted to its employees. As of February 11, 2000, there were options for 5,490,779 shares of Staples.com that were granted under Staples' Equity Incentive Plan that had not been exercised. Staples has attributed the net proceeds of the sale of Staples.com Stock and the exercise of such options to the divisional net worth of Staples.com. The issuance of shares of Staples.com Stock upon the exercise of outstanding options will have no effect on the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com.

         The Registrant intends to attribute the net proceeds of a proposed initial public offering of Staples.com Stock to the divisional net worth of Staples.com. The issuance of the shares in the initial offering will not affect the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com.

         The Registrant may issue additional shares of Staples.com Stock in one or more private or public financings and may grant additional options to purchase shares of Staples.com Stock. The specific terms of the financings, including whether they are private or public, and of the option grants, the amount of Staples.com Stock issued, and the timing of the financings or option grants, will depend upon factors such as stock market conditions and the performance of Staples.com. The effect of those financings on the Retained Interest Percentage and the

Outstanding Interest Percentage would depend upon the number of shares of Staples.com Stock sold and whether the Registrant elects to attribute the net proceeds of such financings to the divisonal net worth of Staples.com or to Staples RD in respect of its Retained Interest.

         ATTRIBUTION OF ISSUANCES OF STAPLES.COM STOCK. Whenever the Registrant decides to issue shares of Staples.com Stock, or options therefor, it would determine, in its sole discretion, whether to attribute that issuance, and the proceeds thereof, to Staples RD in respect of its Retained Interest in Staples.com in a manner analogous to a secondary offering of common stock of a subsidiary owned by a corporate parent or to Staples.com in a manner analogous to a primary offering of common stock. If the Registrant issues any shares of Staples.com Stock and attributes that issuance, and the proceeds thereof, to Staples RD in respect of its Retained Interest in Staples.com, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com would be reduced by the number of shares so issued, the number of outstanding shares of Staples.com Stock would be increased by the same number, the Total Number of Notional Staples.com Shares Deemed Outstanding would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If the Registrant instead attributes that issuance, and the proceeds thereof, to Staples.com, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com would remain unchanged, the number of outstanding shares of Staples.com Stock and the Total Number of Notional Staples.com Shares Deemed Outstanding would be increased by the number of shares so issued, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased.

         ISSUANCE OF STAPLES.COM STOCK AS DISTRIBUTIONS ON STAPLES RD STOCK. The Registrant reserves the right to issue shares of Staples.com Stock as a distribution on Staples RD Stock, although the Registrant does not currently intend to do so. If the Registrant did so, it would attribute that distribution to Staples RD in respect of its Retained Interest in Staples.com. As a result, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com would be reduced by the number of shares so distributed, the number of outstanding shares of Staples.com Stock would be increased by the same number, the Total Number of Notional Staples.com Shares Deemed Outstanding would remain unchanged, the Retained Interest Percentage would be reduced and the Outstanding Interest Percentage would be correspondingly increased. If instead the Registrant issued shares of Staples.com Stock as a distribution on Staples.com Stock, it would attribute that distribution to Staples.com, in which case it would proportionately increase the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com. As a result, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and the Total Number of Notional Staples.com Shares Deemed Outstanding would each be increased by the same percentage as the number of outstanding shares of Staples.com Stock is increased and the Retained Interest Percentage and Outstanding Interest Percentage would remain unchanged.

         DIVIDENDS ON STAPLES.COM STOCK. At the time of any dividend on the outstanding shares of Staples.com Stock, including any dividend required as a result of a Disposition of All or Substantially All of the Assets of Staples.com, but excluding any dividend payable in Staples.com Stock, the Registrant will credit to Staples RD, and charge against Staples.com, a corresponding amount in respect of Staples RD's Retained Interest in Staples.com. Specifically, the corresponding amount will equal (1) the aggregate amount of such dividend multiplied by (2) a fraction, the numerator of which is the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and the denominator of which is the number of shares of Staples.com Stock then outstanding.

         REPURCHASE OF STAPLES.COM STOCK. If the Registrant decides to repurchase shares of Staples.com Stock, it would determine, in the Registrant's sole discretion, whether to attributes that repurchase, and the cost thereof, to Staples RD in a manner analogous to a purchase of common stock of a subsidiary by a corporate parent or to Staples.com in a manner analogous to an issuer repurchase. If the Registrant repurchases shares of Staples.com Stock and attributes that repurchase, and the cost thereof, to Staples RD, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com would be increased by the number of shares so purchased, the number of outstanding shares of Staples.com Stock would be decreased by the same number, the Total Number of Notional Staples.com Shares Deemed Outstanding would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased. If the Registrant instead attributes that repurchase, and the cost thereof, to Staples.com, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com would remain unchanged, the number of outstanding shares of Staples.com Stock and the Total Number of Notional Staples.com Shares Deemed Outstanding would be decreased by the number of shares so repurchased, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly reduced.

         TRANSFERS OF CASH OR OTHER PROPERTY BETWEEN STAPLES RD AND STAPLES.COM. The Registrant may, in its sole discretion, determine to transfer cash or other property of Staples.com to Staples RD in return for a decrease in Staples RD's Retained Interest in Staples.com in a manner analogous to a return of capital or to transfer cash or other property of Staples RD to Staples.com in return for an increase in Staples RD's Retained Interest in Staples.com in a manner analogous to a capital contribution. If the Registrant determines to transfer cash or other property of Staples.com to Staples RD in return for a decrease in Staples RD's Retained Interest in Staples.com, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and the Total Number of Notional Staples.com Shares Deemed Outstanding would each be decreased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of Staples.com Stock on the day of transfer, the number of outstanding shares of Staples.com Stock would remain unchanged, the Retained Interest Percentage would be decreased and the Outstanding Interest Percentage would be correspondingly increased. If the Registrant instead determines to transfer cash or other property of Staples RD to Staples.com in return for an increase in Staples RD's Retained Interest in Staples.com, the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com and the Total Number of Notional Staples.com Shares Deemed Outstanding would each be increased by an amount equal to the Fair Value of such cash or other property divided by the Market Value of a share of Staples.com Stock on the day of transfer, the number of outstanding shares of Staples.com Stock would remain unchanged, the Retained Interest Percentage would be increased and the Outstanding Interest Percentage would be correspondingly decreased.

         The Registrant may not attribute issuances of Staples.com Stock to Staples RD, transfer cash or other property of Staples.com to Staples RD in return for a decrease in its Retained Interest in Staples.com or take any other action to the extent that doing so would cause the Number of Shares Issuable with Respect to Staples RD's Retained Interest in Staples.com to decrease below zero.

      EFFECTIVENESS OF CERTAIN TERMS

         The terms described under "- Dividends," "- Mandatory Dividend, Redemption or Exchange on Disposition of All or Substantially All of the Assets of a Business," "- Optional Exchange of One Series of Common Stock for the Other Series," "- Exchange for Stock of a Subsidiary at Staples' Option," "- General Dividend, Redemption and Exchange Provisions," "- Voting Rights" and "- Liquidation" above apply only when there are shares of both series of common stock outstanding.

      DETERMINATIONS BY THE BOARD OF DIRECTORS

         The Registrant's certificate of incorporation provides that, subject to applicable law, any determinations made by the board of directors in good faith under its certificate of incorporation or in any certificate of designation filed pursuant thereto is final and binding on all stockholders of Staples.

         The board of directors has established a Business Advisory Board, comprised of individuals who are not directors, officers or employees of Staples. The Business Advisory Board's members were appointed by the board of directors or its chairman and serve as consultants to Staples.com with respect to its business and not as a governing body.

         The Registrant is not aware of any controlling legal precedent relating to the fiduciary duties of the board of directors in a tracking stock equity structure. The board of directors has established a subcommittee known as the Capital Stock Committee to address and resolve, at the request of Staples' board of directors, any business issues concerning the relationship between Staples RD and Staples.com. The current members of the Capital Stock Committee are Basil L. Anderson, George J. Mitchell and James L. Moody, Jr.

      PREEMPTIVE RIGHTS

         Holders of Staples RD Stock and Staples.com Stock do not have any preemptive rights to subscribe for any additional shares of capital stock or securities that the Registrant may issue in the future.


CERTAIN OTHER PROVISIONS OF THE REGISTRANT'S CERTIFICATE OF INCORPORATION, BY-LAWS AND DELAWARE LAW

      PREFERRED STOCK

         The Registrant may issue preferred stock from time to time in one or more series and the board of directors, without further approval of the Registrant's stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the Registrant's common stock and make it more difficult for a third party to gain control of Staples. There are no outstanding shares of preferred stock and, other than the Series A junior participating preferred stock discussed below, no designated series of preferred stock.

      RIGHTS PLAN

         In February 1994, the Registrant adopted the Staples Rights Plan. Under the Rights Plan, preferred stock purchase rights were distributed as a dividend, adjusted for subsequent stock splits, at the rate of 32/243rds of a right for each share of the Registrant's common stock outstanding. The rights will expire on February 15, 2004, unless the rights are redeemed or exchanged before that time. Each right entitles the holder to purchase one one-hundredth of a share of Series A junior participating preferred stock at an exercise price of $130 per right, subject to adjustment.

         The rights will be exercisable only if a person or group has acquired beneficial ownership of 20% or more of the outstanding shares of the Registrant's common stock or announces a tender or exchange offer that would result in such person or group owning 30% or more of the outstanding shares of the Registrant's common stock. Such percentages may, in the board of directors' discretion, be lowered, although in no event below 10%. If any person becomes the beneficial owner of 25% or more of the shares of the Registrant's common stock, except pursuant to a tender or exchange offer for all shares at a fair price as determined by the outside members of the board of directors, or if a 20% or more stockholder constitutes or merges into or engages in certain self dealing transactions with Staples, or if there occurs any reclassification, merger or other transaction or transactions which increases by more than 1% the proportionate share of the Registrant's outstanding common stock held by a 20% or more stockholder, each right not owned by a 20% or more stockholder will enable its holder to purchase that number of shares of the Registrant's common stock which equals the exercise price of the right dividend by one-half of the current market price of the Registrant's common stock at the date of the occurrence of the event. In addition, if the Registrant is involved in a merger or other business combination transaction with another person or group in which the Registrant is not the surviving corporation or in connection with which the Registrant's common stock is changed or converted, or the Registrant sells or transfers 50% or more of the Registrant's assets or earning power to another person, each right that has not previously been exercised will entitle its holder to purchase that number of shares of common stock of such other person which equals the exercise price of the right divided by one-half of the current market price of such common stock at the date of the occurrence of the event. The Registrant will generally be entitled to redeem the rights at $0.02 per right at any time until the tenth day following public announcement that a 20% stock position has been acquired and in certain other circumstances.

         Because of the nature of the dividend, liquidation and voting rights of the Series A junior participating preferred stock, the value of the fraction of a share of Series A junior participating preferred stock purchasable upon exercise of the 32/243rds of a right associated with each share of common stock should approximate the value of one share of the Registrant's common stock.

         The rights have certain anti-takeover effects. The rights may cause substantial dilution to a person or group that attempts to acquire the Registrant on terms not approved by the board of directors, except under the terms of an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any merger or other business combination approved by the board of directors since the rights may be redeemed by us at $0.02 per right prior to the tenth day after the public announcement by a person or group of the acquisition of 20% or more of the outstanding shares of the Registrant's common stock.

         The rights attach to the Staples RD Stock, and all terms of the rights relating to the Registrant's existing common stock relate to the Staples RD Stock. The Registrant may in the future decide to adopt a Rights Plan covering Staples.com stock.

      DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

         The Registrant is subject to the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law. In general, Section 203 prevents an "interested stockholder" of a corporation from engaging in any "business combination" with the corporation for a period of three years following the date on which such interested stockholder became an interested stockholder, unless:

         o before the person became an interested stockholder, the board of directors of the corporation approved either the business combination in question or the transaction which resulted in the interested stockholder becoming an interested stockholder;

         o upon consummation of the transaction which resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares held by directors who are also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

         o following the transaction which resulted in the interested stockholder becoming an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

         A "business combination" includes, mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

         Item 5  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         Item 6  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Except as hereinafter set forth, there is no provision of Staples' certificate of incorporation, or any contract, arrangement or statute under which any director or officer of Staples is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. The Registrant's restated certificate of incorporation, as amended, provides that Staples shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

         The Registrant's restated certificate of incorporation, as amended, also provides that no director shall be liable to Staples or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Staples or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

         The Registrant's by-laws contain provisions to the effect that each director, officer and, in some instances, employees of Staples shall be indemnified by Staples against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of Staples or of any other organization at the request of Staples. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the board of directors determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, or if the board of directors directs, by independent legal counsel) or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct. It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain officers.

         Item 7  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         Item 8  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9  UNDERTAKINGS.

                    1.   The Registrant hereby undertakes:

                         (a) To file, during any period in which offers or sales
                    are being made, a post-effective amendment to this registration statement:

                             (i) To include, if required, any prospectus required by Section 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (b) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (c) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial BONA FIDE offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on May 31, 2000.

                                              STAPLES, INC.



                                              By:  /s/ Thomas G. Stemberg
                                                   -------------------------
                                                   Thomas G. Stemberg
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Staples, Inc. hereby severally constitute Thomas G. Stemberg, John
J. Mahoney, and Jack A. VanWoerkom, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the 31st day of May, 2000.

      Signatures                                         Capacity


/s/ Thomas G. Stemberg                            Chairman of the Board and
-----------------------------                     Chief Executive Officer
Thomas G. Stemberg                                (Principal Executive Officer)


/s/ John J. Mahoney                               Executive Vice President,
-----------------------------                     Chief Financial Officer and
John J. Mahoney                                   Chief Administrative Officer
                                                  (Principal Financial Officer)


/s/ Patrick Hickey                                Senior Vice President,
-----------------------------                     Corporate Controller and
Patrick Hickey                                    Chief Accounting Officer
                                                  (Principal Accounting Officer)


/s/ Basil L. Anderson                             Director
-----------------------------
Basil L. Anderson


/s/ Mary Elizabeth Burton                         Director
-----------------------------
Mary Elizabeth Burton


/s/ W. Lawrence Heisey                            Director
-----------------------------
W. Lawrence Heisey


/s/ George J. Mitchell                            Director
-----------------------------
George J. Mitchell


/s/ James L. Moody, Jr.                           Director
-----------------------------
James L. Moody, Jr.


/s/ Rowland T. Moriarty                           Director
-----------------------------
Rowland T. Moriarty


/s/ Robert C. Nakasone                            Director
-----------------------------
Robert C. Nakasone


/s/ W. Mitt Romney                                Director
-----------------------------
W. Mitt Romney


/s/ Ronald L. Sargent                             Director
-----------------------------
Ronald L. Sargent


/s/ Martin Trust                                  Director
-----------------------------
Martin Trust


/s/ Paul F. Walsh                                 Director
-----------------------------
Paul F. Walsh


/s/ Margaret C. Whitman                           Director
-----------------------------
Margaret C. Whitman

                                  EXHIBIT INDEX



 EXHIBIT NUMBER                   EXHIBIT

      5.1         Opinion of Hale & Dorr, LLP

     23.1         Consent of Hale & Dorr, LLP (included in Exhibit 5.1)

     23.2         Consent of Ernst & Young, LLP

     23.3         Consent of Kupferberg, Goldberg & Neimark, LLC

     24.1 Power of Attorney (included in the signature pages of this Registration Statement)